Exhibit 99.1

Long Island Iced Tea Corp. Announces 2015 Fourth Quarter and Full Year Results

Fourth Quarter Net Sales increases 114% compared to Prior Year

Hicksville, NY (March 22, 2016) — Long Island Iced Tea Corp. (OTCQB: LTEA) (the “Company”), a growth-oriented company focused on the ready-to-drink tea segment in the beverage industry, today reported results for the fourth quarter and full year ended December 31, 2015.

For the fourth quarter of 2015, the Company reported net sales of $501,986 and a net loss of $1,163,427, compared to the prior year’s fourth quarter net sales of $234,239 and net loss of $549,470, respectively. For the full year, the Company reported net sales of $1,899,230 and a net loss of $3,180,269, compared to the prior year’s net sales of $1,744,440 and net loss of $3,151,381, respectively. Net sales, excluding Costco, grew 51% in 2015 compared to the prior year and 114% in the fourth quarter of 2015 compared to the prior year.

Philip Thomas, CEO of the Company, said, “2015 was a transformative year for Long Island Iced Tea, highlighted by market expansion, the addition of gallon bottle sizes and becoming a publicly-held company. We are excited about all of the Company’s achievements in 2015, and are excited to build upon those successes as we continue to expand our brand. We believe that our business is well positioned to deliver strong growth in 2016 and beyond.”

Fourth Quarter Review - Comparison of Quarters December 31, 2015 and 2014

•	Net sales increased 114% to $501,986, compared to $234,239 in the prior year’s fourth quarter.
•	Gross margin increased to 10% of net sales, compared to 6% in the prior year’s fourth quarter.
•	Operating expenses increased by $595,951, or 110%, to $1,136,339, compared to $540,388 in the prior year’s fourth quarter.
•	Net loss was $1,163,427 or $(0.25) per share, compared to a net loss of $549,470 or $ $(0.21) per share, in the prior year’s fourth quarter.
•	EBITDA Loss, as adjusted (a non-GAAP measure) was $808,041, compared to EBITDA Loss, as adjusted (a non-GAAP measure) of $497,098 in the prior year’s fourth quarter.

Year-to-Date Review - Comparison of Years Ended December 31, 2015 and 2014

•	Net sales increased 9% to $1,899,230, compared to $1,744,440 in the prior year.
•	Gross margin increased to 18% of net sales, compared to 14% in the prior year.
•	Operating expenses increased by $113,942, or 3%, to $3,395,319, compared to $3,281,377 in the prior year.
•	Net loss was $3,180,269 or $(0.85) per share, compared to a net loss of $3,151,381 or $(1.20) per share in the prior year.
•	EBITDA Loss, as adjusted (a non-GAAP measure) was $2,316,180, compared to EBITDA Loss, as adjusted (a non-GAAP measure) of $2,957,496 in the prior year.
•	Net sales, excluding Costco, grew 51% in 2015 compared to the prior year.

Non-GAAP Financial Measures

Within the information above, Long Island Iced Tea Corp. provides information regarding EBITDA, as adjusted, which is not a recognized term under GAAP (Generally Accepted Accounting Principles) and does not purport to be an alternative to net income (loss), the closest GAAP financial measure, as a measure of operating performance. Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for bad debt expense, stock-based compensation expense (including stock based compensation for shares issuable to the Company’s Board of Directors and Advisory Board), and other expense, is a key metric the Company uses in evaluating its financial performance on a consistent basis across various periods. EBITDA, as adjusted, is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. Due to the significance of non-cash and non-recurring items, EBITDA, as adjusted, enables the Company's Board of Directors and management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and allocation of capital resources. The Company believes that EBITDA, as adjusted, eliminates items that are not indicative of its core operating performance, are based on management's estimates, such as allowance accounts, are due to changes in valuation, or do not involve a cash outlay, such as stock-based compensation expense. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, net income (loss). A reconciliation of net loss to EBITDA Loss, as adjusted, is presented below.

About Long Island Iced Tea Corp.

Headquartered in Long Island, New York, Long Island Iced Tea Corp. operates in the ready-to-drink tea segment of the beverage industry. The Company has developed non-alcoholic, premium iced tea bottled beverages made with quality ingredients that are offered at an affordable price. The Company is currently organized around its flagship brand Long Island Iced Tea, a premium, ready-to-drink iced tea sold primarily on the East Coast of the United States through a network of distributors. The Company’s website is www.longislandicedtea.com.

Forward Looking Statements

This press release includes statements of the Company’s expectations, intentions, plans and beliefs that constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of the Company’s business strategies and its expectations concerning future operations, margins, sales, new products and brands, potential joint ventures, potential acquisitions, expenses, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements include any statement that does not directly relate to a historical or current fact. You can also identify these and other forward-looking statements by the use of such words as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "thinks," "estimates," "seeks," "predicts," "could," "projects," "potential" and other similar terms and phrases, including references to assumptions. These forward looking statements are made based on expectations and beliefs concerning future events affecting the Company and are subject to uncertainties, risks and factors relating to its operations and business environments, all of which are difficult to predict and many of which are beyond its control, that could cause its actual results to differ materially from those matters expressed or implied by these forward looking statements. These risks include its history of losses and expectation of further losses, its ability to expand its operations in both new and existing markets, its ability to develop or acquire new brands, its relationships with distributors, the success of its marketing activities, the effect of competition in its industry and economic and political conditions generally, including the current economic environment and markets. More information about these and other factors are described under the caption "Risk Factors" in Long Island Iced Tea Corp.'s Annual Report on Form 10-K for the year ended December 31, 2015 and other reports the Company files with the Securities and Exchange Commission. When considering these forward looking statements, you should keep in mind the cautionary statements in this press release and the reports the Company files with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and the Company cannot predict those events or how they may affect it. The Company assumes no obligation to update any forward looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2015	2014	2015	2014
	(unaudited)	(unaudited)
Gross sales	$571,189	$250,789	$2,023,352	$1,847,702
Less: Sales rebates, discounts, and allowances	69,203	16,550	124,122	103,262
Net sales	501,986	234,239	1,899,230	1,744,440

Cost of goods sold	451,417	219,213	1,556,140	1,504,146
Gross profit	50,569	15,026	343,090	240,294
Operating expenses:
General and administrative expenses	681,834	309,229	1,946,270	1,073,867
Selling & marketing expenses	454,505	231,159	1,449,049	2,207,510
Total operating expenses	1,136,339	540,388	3,395,319	3,281,377

Operating loss	(1,085,770)	(525,362)	(3,052,229)	(3,041,083)

Other expenses:
Other expense	-	-	(3,327)	-
Interest expense	(77,657)	(24,108)	(124,713)	(110,298)
Total other expenses	(77,657)	(24,108)	(128,040)	(110,298)

Net loss	$(1,163,427)	$(549,470)	$(3,180,269)	$(3,151,381)

Weighted average number of common shares outstanding
– basic and diluted	4,618,250	2,633,334	3,744,931	2,633,334

Basic and diluted net loss per share	$(0.25)	$(0.21)	$(0.85)	$(1.20)

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES
Reconciliation of net loss to EBITDA Loss, as adjusted (a non-GAAP measure)
(Unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2015	2014	2015	2014

Net loss	$(1,163,427)	$(549,470)	$(3,180,269)	$(3,151,381)

Adjustments:
Interest expense	77,657	24,108	124,713	110,298
Depreciation and amortization	34,136	25,474	114,467	74,986
EBITDA Loss (a non-GAAP measure)	(1,051,634)	(499,888)	(2,941,089)	(2,966,097)

Adjustments:
Bad debt expense	2,239	2,790	22,279	8,601
Stock based compensation	151,354	-	359,303	-
Advisory Board and Board of Directors Fees - Stock based	90,000	-	240,000	-
Other expense	-	-	3,327	-
EBITDA Loss, as adjusted (a non-GAAP measure)	$(808,041)	$(497,098)	$(2,316,180)	$(2,957,496)

Contacts:

For Investors

Phil Thomas

Long Island Iced Tea Corp.

1-855-542-2832

info@longislandteas.com